Exhibit 99.3

REPRESENTATION PURSUANT TO INSTRUCTION 2 TO ITEM 8.A.4 OF FORM 20-F

January 19, 2022

In connection with the filing of a Registration Statement on Form F-4 (the “Registration Statement”) by Prenetics Global Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), relating to a proposed business combination of Prenetics Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), with Artisan Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Artisan”), pursuant to a business combination agreement dated as of September 15, 2021, by and among PubCo, Artisan, the Company, AAC Merger Limited and PGL Merger Limited, which will include audited financial statements of the Company, PubCo represents to the Securities and Exchange Commission that:

1.            The Company is not currently a public reporting company in any jurisdiction and is not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 months from the date of filing the Registration Statement.

2.            Compliance with the requirement in Item 8.A.4 of Form 20-F that the audited financial statements must be as of a date not older than 12 months at the date of filing the registration statement is impracticable and involves undue hardship for each of PubCo and the Company.

3.            At the time the Registration Statement is declared effective, the Company will have audited financial statements not older than fifteen months.

The Company is filing this representation as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this representation as of the date first above written.

PRENETICS GLOBAL LIMITED

By:	/s/ Danny Yeung
Name: Danny Sheng Wu Yeung
Title: Director

[Signature Page to Item 8.A Representation]